                                                                    EXHIBIT 99.1
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[OPTICARE HEALTH SYSTEMS, INC. LOGO OMITTED]

                                          Contact: William A. Blaskiewicz,
                                                   Chief Financial Officer
                                                   OptiCare Health Systems, Inc.
                                                   (203) 596-2236

FOR  RELEASE at 7:00 AM January  13, 2005

OPTICARE HEALTH SYSTEMS ANNOUNCES SALE OF ITS DISTRIBUTION DIVISION, RECEIVES
ADDITIONAL INVESTMENT OF $4.445 MILLION AND NAMES NEW CHIEF EXECUTIVE OFFICER

WATERBURY, CT., January 13, 2005 -- OptiCare Health Systems, Inc. (AMEX: OPT)
today announced the sale of all of the assets and certain liabilities of its
Distribution Division to the Company's Chief Executive Officer, Dean J.
Yimoyines, M.D., who resigned contemporaneously with the closing of the transaction. The Distribution Division was sold for $4,150,000 less a working capital adjustment. The Distribution Division consists of the Company's contact lens distributor, Wise Optical and its Optical Buying Group both located in
Yonkers, New York. The Company also announced that it received a $4,445,000 equity investment, $4,000,000 from Palisade Concentrated Equity Partnership,
L.P., its majority stockholder, and $445,000 from Linda Yimoyines, wife of Dean
J. Yimoyines. The investors received 280,618 shares of newly created Series D
Preferred Stock. The per share purchase price of the Series D preferred stock was $15.84 and is convertible into 40 shares of common stock at the option of the holder. The price was based on the average closing market price of the
Company's common stock for the five days preceding the transaction. The sale of the Distribution Division coupled with the equity investment from Palisade and
Ms. Yimoyines will significantly reduce the Company's senior debt and help to strengthen its balance sheet. The Company noted that since January of 2002 it has been able to reduce its senior debt from approximately $30 million to approximately $4 million after giving effect to this transaction.

In addition to his offices of President and General Counsel, Christopher J.
Walls was named Chief Executive Officer. The Company stated Dr. Yimoyines will continue as a Director and in his role as President and Chief Executive Officer of the Company's medical affiliate, OptiCare, P.C. Dr. Yimoyines stated that he is "very excited to begin this new venture and anticipates a very positive outcome. Further, this transaction will allow me to return to my entrepreneurial roots while still providing guidance and counsel to OptiCare." Mr. Walls stated
"I welcome the

opportunity to lead the Company and believe this transaction strengthens the
Company's financial position and creates a solid foundation for growth." Mr.
Walls further noted, "the Company has divested itself of non-core underperforming assets and dramatically decreased its debt over the past few years and can now focus on improving operating efficiencies and growth in its core businesses."

The Company also announced that in relation to these transactions, it amended its Second Amended and Restated Revolving Credit, Term Loan and Security
Agreement with its senior lender to reduce the tangible net worth covenant for
December 2004 and January 2005 from ($3,000,000) to ($6,500,000). Under the terms of the Amended Credit Facility and Term Loan, the Company must maintain a tangible net worth of at least ($3,000,000) after February 1, 2005. It also received consent from its senior lender for the transactions and as a condition to such consent, the Company agreed to use the proceeds from the transactions to reduce Company debt.

About OptiCare Health Systems, Inc.
-----------------------------------

OptiCare Health Systems, Inc. is an integrated eye care services company focused on vision benefits management and consumer vision services, including medical, surgical and optometric services and optical retail.

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995,
including statements regarding the expected benefits of the transactions and statements regarding OptiCare's ability to continue to strengthen its financial position and operations, grow its core business, and capitalize on strategic growth opportunities. OptiCare's actual results could differ materially from those expressed or indicated by any forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risk that OptiCare may not retain and attract qualified employees, OptiCare may not realize one or more of the expected benefits and efficiencies of the transaction, the impact of current and future governmental regulations,
OptiCare's ability to successfully and profitably manage its operations and growth of the operations, if any, the risks related to managed care contracting, and the ability of OptiCare to successfully raise capital on commercially reasonable terms, if at all. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in OptiCare's filings with the Securities and Exchange
Commission, including its Annual Report on Form 10-K for the fiscal year ending
December 31, 2003. Forward-looking statements speak only as of the date they are made, and OptiCare undertakes no duty or obligation to update any forward-looking statements in light of new information or future events.

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